UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C
(Rule 14c-101)

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The Arbitrage Funds
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THE ARBITRAGE FUNDS

(the “Trust”)

41 Madison Avenue, 42nd Floor

New York, New York 10010

Water Island Long/Short Fund

(formerly, The Arbitrage Tactical Equity Fund)

(the “Fund”)

INFORMATION STATEMENT

March 25, 2019

Important Notice Regarding the Availability of this Information Statement

This Information Statement is available at https://arbitragefunds.com/restricted/content/downloads.html

The Board of Trustees of The Arbitrage Funds (the “Board” or the “Trustees”) are distributing this Information Statement in connection with the approval of (i) a change in investment status of the Fund from that of a “diversified” fund to that of a “non-diversified” fund, and (ii) a change in the Fund’s fundamental investment policy with respect to industry concentration. This Information Statement explains why the Trustees approved this change in investment status of the Fund. This Information Statement is being delivered to shareholders of record as of March 1, 2019 on or about March 26, 2019.

As required by federal securities laws, the Fund is distributing this Information Statement solely for your information in connection with action to be taken by Water Island Capital, LLC (“Water Island” or the “Adviser”) and John S. Orrico, President and Chairman of the Board, and Managing Member of the Adviser (together in their capacity as the majority shareholder of the Fund, the “Majority Shareholder”).  The Majority Shareholder anticipates approving these changes in investment status of the Fund by written consent on the date that is 20 days following the date of this Information Statement, or as soon thereafter as practicable. WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Trustee Approval of a Change in Diversification Status of the Fund

At an in-person meeting of the Board held in February 2019 (the “Meeting”), the Trustees voted to approve a change in investment diversification status of the Fund, such change to take effect upon the approval of the Majority Shareholder of the Fund. The Trustees came to this decision due to the fact that Water Island, the Fund’s investment adviser, had informed the Trustees that, although the Fund had been classified as a non-diversified fund since its inception, due to the fact that the Fund had operated for three consecutive years as a diversified fund, the Fund was deemed to have changed its diversification status to that of a diversified fund and could only change back to that of a non-diversified fund with shareholder approval.

Under the Investment Company Act of 1940, as amended (the “1940 Act”), a “diversified” fund generally may not, with respect to 75% of its total assets, invest more than 5% of its total assets in the securities of any one issuer or own more than 10% of the outstanding voting securities of such issuer (except U.S. Government securities, cash, cash items, or the securities of other investment companies). The remaining 25% of the fund’s total assets is not subject to this restriction.

The Fund is currently managed by Water Island. Water Island is responsible for managing the Fund’s portfolio of investments. Although Water Island attempted to invest Fund’s portfolio as a “non-diversified” portfolio, the Fund’s investment portfolio meets the definition of a “diversified” fund and has for over the past three consecutive years. However, this anomaly may not always continue. At the Meeting, the Trustees also approved changes to the Fund’s name, investment objective and investment strategy.  In order to allow Water Island to manage the Fund’s portfolio to meet the Fund’s investment objective and strategy, the Adviser recommended, and the Trustees agreed, that it would be in the Fund’s best interest for the Fund to revert back to being a “non-diversified” fund. As a non-diversified fund, the Fund may hold larger positions in a smaller number of stocks than a fund that operates as a diversified fund.

Trustee Approval of a Change in the Fund’s Concentration Policy

Also at the Meeting, the Trustees voted to approve a change in the Fund’s fundamental investment policy with respect to industry concentration, such change in fundamental policy to take effect upon the approval of the Majority Shareholder of the Fund.

Section 8 under the 1940 Act requires, among other things, a registered fund to disclose in its registration statement its policy with respect to concentrating its investments in a particular industry or group of industries. The SEC takes the position that investment of more than 25% of the value of a fund’s assets in any one industry represents concentration. The Fund’s current and proposed fundamental policy with respect to industry concentration is as follows:

Current policy on industry concentration:

The Fund may not concentrate its investments in any industry, with the exception of securities issued or guaranteed by the U.S. government, its agencies and instrumentalities. Notwithstanding the foregoing, if a large percentage of investment opportunities occurring within the U.S. are within one industry over a given period of time, a large portion of the Fund’s assets could be concentrated in that industry for that period of time. Examples of such investment opportunities for such the Fund include, but are not limited to: changes in industry or sector fundamentals, announcements or potential announcements of restructurings (bankruptcies, spinoffs, and asset sales), mergers and acquisitions, earnings results and outlook, regulatory changes and litigation.

Proposed policy on industry concentration:

The Fund may not concentrate its investments in any industry, with the exception of securities issued or guaranteed by the U.S. government, its agencies and instrumentalities. Notwithstanding the foregoing, if a large percentage of investment opportunities occurring within the U.S. are within one industry over a given period of time, a large portion of the Fund’s assets could be concentrated in that industry for that period of time. Examples of such investment opportunities for The Water Island Long/Short Fund include, but are not limited to: announcements or potential announcements of restructurings (bankruptcies, spinoffs, and asset sales), mergers and acquisitions, management change, institution of shareholder-friendly practices, regulatory changes, litigation, earnings results and outlook, and changes in industry or sector fundamentals.

The Fund is currently managed by Water Island. Water Island is responsible for managing the Fund’s portfolio of investments. At the Meeting, the Trustees approved a change to the name, investment objective and investment strategy of the Fund.  Water Island recommended the proposed policy on industry concentration to better reflect the Fund’s new name and investment strategy.

Other Information

Adviser’s Address. The address of the Water Island is 41 Madison Avenue, 42nd Floor, New York, New York 10010. Water Island, a Delaware limited liability company, and is majority-owned by John Orrico.

Principal Underwriter and Administrator. The address of the Fund’s principal underwriter, ALPS Distributors, Inc. is 1290 Broadway, Suite 1100, Denver, Colorado 80203. ALPS Distributors, Inc. is a subsidiary of ALPS Holdings Inc. State Street Bank & Trust Company, located at 1 Lincoln Street, Boston, Massachusetts 02111, serves as the administrator of the Fund.

Reports to its shareholders. You can obtain a copy of these Reports without charge by writing to The Arbitrage Funds, c/o DST Systems, Inc., P.O. Box 219842, Kansas City, Missouri 64121-9842 or by calling 1-800-295-4488.

Outstanding Shares. Appendix A to this Information Statement lists the total number of shares outstanding as of March 1, 2019 for each class of the Fund’s shares. Purchasers of shares of the Fund must have an agreement with the Adviser or an affiliate of the Adviser to purchase shares of the Fund.

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

APPENDIX A

Shares Outstanding

For each class of the Fund’s shares, the number of shares outstanding as of March 1, 2019 was as follows:

Number of Shares Outstanding and Entitled to Vote per Class
Class R	1,031.171
Class I	220,299.783
Class C	1,031.171
Class A	1,031.171
Total	223,393.296

Ownership of Shares

As of March 1, 2019, the Trustees and officers of the Trust owned in the aggregate approximately 46.2% of the Fund. As of March 1, 2019, John S. Orrico owned of record 44.9% of the Fund, and therefore for certain purposes may be deemed to “control” the Fund, as that term is defined in the 1940 Act.

The following shareholders held 5% or more of the shares of a class of the Fund as of March 1, 2019:

Name and Address	Class R Shares	% Ownership	Type of Ownership
WATER ISLAND CAPITAL LLC ATTN JOHN S ORRICO TRUSTEE 41 MADISON AVE FL 42 NEW YORK, NY 10010	1,009.580	100%	RECORD

Name and Address	Class I Shares	% Ownership	Type of Ownership
CHARLES SCHWAB & CO SPECIAL CUSTODY ACCT FBO CUSTOMERS ATTN: MUTUAL FUNDS 211 MAIN ST SAN FRANCISCO, CA 94105-1905	135,349.528	62.22%	RECORD
JP MORGAN SECURITIES LLC FOR THE EXCLUSIVE BENEFIT OF OUR CLIENTS 4 CHASE METROTECH CENTER BROOKLYN, NY 11245-0003	50,545.933	23.43%	RECORD
WATER ISLAND CAPITAL LLC ATTN JOHN S ORRICO TRUSTEE 41 MADISON AVE FL 42 NEW YORK, NY 10010	28,171.775	13.06%	RECORD

Name and Address	Class C Shares	% Ownership	Type of Ownership
WATER ISLAND CAPITAL LLC ATTN JOHN S ORRICO TRUSTEE 41 MADISON AVE FL 42 NEW YORK, NY 10010	1,009.580	100%	RECORD

Name and Address	Class A Shares	% Ownership	Type of Ownership
WATER ISLAND CAPITAL LLC ATTN JOHN S ORRICO TRUSTEE 41 MADISON AVE FL 42 NEW YORK, NY 10010	1,009.580	100%	RECORD